Intersil/ChipPAC Confidential

                                                                   Exhibit 10.33

                               SUPPLY AGREEMENT

     This Supply Agreement (this "Agreement") is entered into as of June 30, 2000 (the "Effective Date"), by and between ChipPAC Limited, a British Virgin Islands corporation, having its principal place of business at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands on behalf of itself and each of its current and future Subsidiaries, including, without limitation, its Subsidiaries which own and operate facilities in Korea, China and Malaysia (hereinafter individually or collectively "ChipPAC") and Intersil Corporation, a Delaware corporation, having its principal place of business at 7585 Irvine Drive, Suite 100, Irvine, California 92618 on behalf of Intersil Holding Corporation and each of Intersil Holding Corporation's current and future controlled Affiliates (hereinafter collectively or individually "Intersil"). ChipPAC and Intersil are sometimes referred to as a "Party" and collectively referred to as the "Parties."

                                   RECITALS

     WHEREAS, Sapphire Worldwide Investments, Inc. ("Sapphire"), a wholly-owned indirect subsidiary of Intersil Corporation, has sold to ChipPAC Limited, and ChipPAC Limited has purchased, the capital stock of Intersil Technology Sdn. Bhd. (name to be changed to ChipPAC Malaysia Sdn. Bhd.), a Sendirian Berhad (the "Company") on the terms and conditions set forth in that certain Stock Purchase Agreement dated as of June 30, 2000 (the "Stock Purchase Agreement"), by and among ChipPAC Limited, Intersil Corporation, Sapphire and ChipPAC, Inc., a California corporation;

     WHEREAS, the Parties desire to enter into this Agreement pursuant to which
(i) ChipPAC agrees to provide to Intersil, and Intersil agrees to purchase from ChipPAC, Intersil's requirements of packaging and test services for its semiconductor products in accordance with the terms and conditions of this Agreement and (ii) ChipPAC will have the exclusive right to provide PDC Services (as defined herein) for all semiconductor products which are packaged or tested by ChipPAC and shipped from ChipPAC facilities; and

     WHEREAS, the Parties are party to a separate Supply Agreement Letter Agreement dated as of the date hereof (the "Letter Agreement").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

                                1.  DEFINITIONS

     As used in this Agreement, the following capitalized terms have the meanings provided below. Other terms may be defined as they appear throughout the Agreement.

     1.1 "Affiliate" of any particular Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, a Person shall be deemed to be in "control" if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Person in question, whether through the ownership of voting securities, by contract or otherwise.

Intersil/ChipPAC Confidential


     1.2 "Bare Die/Wafer Preparation Services" are services, with respect to Intersil products, required to provide (i) 100% visually inspected die or sawed wafers in the following configurations depending upon Intersil customer requirements: probed and sawed wafer on frame, tested die in waffle pack, tested die in tape and reel or tested die in reconfigured wafer on frame and (ii) reasonable customer support in die preparation on these Products.

     1.3  "Base Unit Cost" shall have the meaning set forth in Section 5.1.
                                                               -----------

     1.4  "Die" means individual, un-packaged, semiconductor devices.

     1.5 "Existing Packages" means Intersil's semiconductor package configurations for which packaging and test services are provided at the Facility as of the Effective Date, each as more specifically set forth in the Letter Agreement.

     1.6 "Facility" shall mean the Company's semiconductor packaging and test facility located at 73 Lorong Enggang, ULU Klang Free Trade Zone, 54200 Kuala Lumpur, Malaysia.

     1.7 "Fiscal Year" shall mean the period from July 1 in any calendar year to June 30 of the succeeding calendar year.

     1.8 "Meet Competitive Pricing" shall mean the lesser of (i) a competitive price (including NRE and tooling charges) offered by another qualified supplier for like product, at like volumes and at like performance standards to those required in the Letter Agreement, excluding any equity incentive compensation provided by such supplier (hereafter referred to as the "Competitive Price") or
(ii) the most favored customer net price (including NRE and tooling charges) for like product, at like volumes and at like performance standards to those required in the Letter Agreement made available by ChipPAC to any of its customers, taking into account all special terms, including allowances, discounts, rebates, payment terms (excluding, in the case of Intel, any discount for prompt payment terms) or any such similar incentives, but excluding any equity incentive compensation provided to any customer (hereafter referred to as the "Most Favored Customer Price"). Whenever ChipPAC is required to provide Meet Competitive Pricing, such prices shall be obligated to be provided as of July 1/st/ of any Fiscal Year in question (or the first date during the Term which ChipPAC begins to provide any such Services, in the case of New Packages), and thereafter, shall not be reset until each January 1/st/ and July 1/st/ during the Term following the initial establishment of such Meet Competitive Pricing. For purposes of this Agreement, "a competitive bid offered by another qualified supplier" shall mean a certified bid provided by a subcontractor that has the capability to perform on such bid in accordance with industry standards for like product (i.e., an equivalent part), at like volumes and at like performance standards to those described in the Letter Agreement.

     1.9 "New Packages" shall mean Intersil's package configurations that are not of the type for which packaging and/or test services are provided at the Facility or any other facility (including any third party facility) as of the Effective Date and which are not Subcontract Packages. For

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Intersil/ChipPAC Confidential


purposes of this Agreement, the combination of package outline dimensions, package lead finish and internal leadframe or substrate design shall constitute a package configuration. For avoidance of doubt, a package configuration shall be deemed to be a New Package if any of the package outline dimensions, package lead finish or internal leadframe or substrate design are different from an Existing Package, including, without limitation, if (i) the package outline dimensions are different by more than typical variations in tolerances, (ii) lead finish is of an entirely different metallurgy than an existing version (as opposed to mere variations on composition percentage) or (iii) the internal leadframe design is different (or in the case of a substrate based package, if the internal design, number of layers or cavity size is different) because it is deemed necessary for proper packaging or function of a particular semiconductor device (as opposed to substitution of a different leadframe or substrate design for convenience or simply due to materials availability).

     1.10 "Package(s)" shall mean New Packages (for which ChipPAC exercises its Right of First Refusal to provide Services pursuant to Section 3.2 hereof),
                                                       -----------
Existing Packages and Subcontract Packages transferred to ChipPAC.

     1.11  "Packaging Services" means packaging services for the Products.

     1.12 "Packaging and Test Services" means, collectively, Packaging Services and Test Services.

     1.13 "PDC Services" are those services, with respect to those Intersil products for which ChipPAC provides Packaging Services or Test Services as well as for any other Intersil products that Intersil requests ChipPAC to provide such services, required to manage and perform the finished goods warehouse, order processing and fulfillment functions, from both a systems and material handling standpoint, including receipt of Products into inventory, Product storage, order processing, pick/pack operations, palletization and shipping/invoice operations, together with support for expedited shipments, all as detailed in the Letter Agreement.

     1.14 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or government entity (whether federal, state, county, city or otherwise and including, without limitation, any instrumentality, division, agency or department thereof).

     1.15 "Product and Test Engineering Services" are those services, with respect to those Intersil products for which ChipPAC provides Packaging Services or Test Services, described in the Letter Agreement.

     1.16 "Production Planning and Control Services" are those services, with respect to those Intersil products for which ChipPAC provides Packaging Services, Test Services or PDC Services, associated with material planning, scheduling, controlling and implementing production operations at the Facility, all as detailed in the Letter Agreement.

                                      -3-
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Intersil/ChipPAC Confidential


     1.17  "Products" means Intersil's finished semiconductor devices.

     1.18 "Quality Reliability Assurance Services" are those services, with respect to those Intersil products for which ChipPAC provides Packaging Services or Test Services, required to assure the quality and reliability of packaged and tested Products, including qualifications of process and material changes, change notification, reliability monitors, lot acceptance testing, failure analysis and retest and restocking of returns, all as detailed in the Letter Agreement.

     1.19 "Services" means collectively, Packaging and Test Services, Production Planning and Control Services, Quality Reliability Assurance Services, PDC Services, Product and Test Engineering Services and Bare Die/Wafer Preparation Services.

     1.20 "Subcontract Packages" means Intersil's semiconductor package configurations for which packaging services are provided by a third party packaging manufacturer as of the Effective Date. The SOT-223 is a Subcontract
Package which is also tested by a third party manufacturer.   A listing of
Subcontract Packages is set forth in the Letter Agreement.

     1.21  "Subsidiary" shall mean, with respect to any Person, any corporation,
            ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or
(ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

     1.22 "Term" shall mean the Initial Term and any Renewal Terms as each such term is defined in Section 13.1.
                   ------------

     1.23  "Test Services" means probe and test services for the Products.

     1.24 "Wafer" shall mean those substrate materials having electronic circuits, comprising individual Die corresponding to an unfinished Product, provided by Intersil to ChipPAC pursuant to this Agreement to be used by ChipPAC in providing Packaging and Test Services and Bare Die/Wafer Preparation Services. The Wafers are to comply with those specifications set forth in the Letter Agreement.

     1.25 "Year One" shall mean the period from the Effective Date until June 30, 2001.

     1.26  "Year Two" shall mean the period from July 1, 2001 to June 30, 2002.

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Intersil/ChipPAC Confidential


     1.27  "Year Three" shall mean the period from July 1, 2002 to June 30,
2003.

     1.28  "Year Four" shall mean the period from July 1, 2003 to June 30, 2004.

     1.29  "Year Five" shall mean the period from July 1, 2004 to June 30, 2005.

                                   2.  SCOPE

     2.1   Scope.  ChipPAC agrees to provide Services for the Products, and
           -----
Intersil agrees to purchase such Services, in accordance with the terms and conditions set forth herein. In the event there is a conflict or inconsistency between this Agreement, the Letter Agreement and any Intersil purchase order, the terms and conditions of this Agreement and the Letter Agreement shall govern.

     2.2   Packaging and Test Services.  ChipPAC shall provide the facilities
           ---------------------------
(which may include the Facility, or any other facility owned or operated by ChipPAC or any of its Affiliates), equipment (other than Intersil Consigned Equipment (as defined in Section 6.3)), materials (other than Die and Wafers)
                         -----------
and manpower and technical expertise to perform the Packaging and Test Services for the Products in accordance with the specifications therefor set forth in the Letter Agreement and purchase specifications set forth in the Letter Agreement.

     2.3   Consignment of Wafers and Die.  In accordance with specifications set
           -------------------------------
forth in the Letter Agreement, Intersil shall supply on consignment to ChipPAC sufficient semiconductor Wafers and Die (FOB at the Facility or any other facility owned or operated by ChipPAC at which the Services are to be performed), in the appropriate product mix to permit ChipPAC to perform the Services in accordance with Intersil's Weekly Production Plan pursuant to
Section 4.2.
-----------

           All semiconductor devices and parts consigned by Intersil shall be and remain the sole property of Intersil, and shall be used by ChipPAC for performing Services for Intersil products only, and all such Intersil products derived in whole or in part therefrom shall at all times be maintained as Intersil property, appropriately labeled to distinguish it from any articles and work in process for others in ChipPAC's custody or possession.

                             3.  PURCHASE QUANTITY

     3.1   Minimum Quantity Requirements.
           -----------------------------

           Years 1, 2 and 3.  Intersil shall source one hundred percent (100%)
           ----------------
of its requirements for both Packaging and Test Services and PDC Services for both Existing Packages (excluding hermetic Packages, which shall be provided pursuant to Section 7.9 of this Agreement) and New Packages (in accordance with the right of first refusal to provide such Services for New Packages set forth in Section 3.2) from ChipPAC during Year One, Year Two and Year Three.
   -----------

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Intersil/ChipPAC Confidential


          Years 4 and 5.  During Year Four, Intersil shall source from ChipPAC a
          -------------
minimum of ninety percent (90%) of its requirements for Packaging and Test Services and for PDC Services (determined by reference to Intersil's aggregate purchases of all packaging and test services and of all product distribution center services related to such packaging and test services from all Persons during Year Four) for both Existing Packages (excluding hermetic Packages, which shall be provided pursuant to Section 7.9 of this Agreement) and New Packages (in accordance with the right of first refusal to provide such Services for New Packages set forth in Section 3.2). During Year Five, Intersil shall source
                      -----------
from ChipPAC a minimum of eighty percent (80%) of its requirements for Packaging and Test Services and for PDC Services (determined by reference to Intersil's aggregate purchases of all packaging and test services and of all product distribution center services related to such packaging and test services from all Persons during Year Five) for both Existing Packages (excluding hermetic Packages, which shall be provided pursuant to Section 7.9 of this Agreement) and New Packages (in accordance with the right of first refusal to provide such Services for New Packages set forth in Section 3.2).
                                       -----------

          Other Services.  Services other than Packaging and Test Services and
          --------------
PDC Services (i) shall only be provided at Intersil's request for such Services and (ii) shall not be included for purposes of determining whether Intersil has met it minimum quantity requirements set forth in this Section 3.1.
                                                       -----------

          Exclusion from Minimum Quantity Requirements.  Notwithstanding the
          --------------------------------------------
foregoing, the minimum quantity requirements for Packaging and Test Services and PDC Services for Products to which the following conditions apply shall be excluded from the calculations of minimum requirements set forth in this Section
                                                                         -------
3.1:
---

     (i) if ChipPAC does not offer Packaging and Test Services for any applicable New Package at the Facility, or at any other facility owned or operated by ChipPAC or any of its Affiliates, at the time such services are initially required by Intersil; it being agreed that if ChipPAC begins to offer Packaging and Test Services for one or more of such New Packages at any time during the Term, and ChipPAC exercises its right of first refusal, if any, on such New Packages in accordance with Section 3.2 (i.e., in the event Intersil
                                     -----------
has not entered into a long term third party supply agreement of the type described in Section 3.2 or ChipPAC has a right of first refusal on secondary
             -----------
source Packages), any such New Packages shall be subject to the minimum quantity requirements set forth in this Section 3.1 during the remainder of the Term;

     (ii) if ChipPAC declines to provide Packaging and Test Services for an applicable New Package (whether by expressly declining in writing to provide such Packaging and Test Services or by mutual determination thereof by the Parties within a reasonable time after Intersil's request for such Packaging and Test Services);

     (iii) if ChipPAC does not provide sufficient capacity on a reasonably timely basis to satisfy Intersil's end customers' requirements;

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Intersil/ChipPAC Confidential


     (iv) if Intersil is required by market conditions or Intersil customer delivery requirements to provide to the customer quick turn packaging or test of prototypes or design verification units or other exceptions mutually agreed to by the Parties (e.g., a mutually agreeable pilot program) before ramping to production quantities and ChipPAC cannot provide such services on a reasonably timely basis, it being agreed that production quantities of any such Products shall be subject to the minimum quantity requirements set forth in this Section
3.1 and the right of first refusal set forth in Section 3.2;

     (v) back-end packaging or test services provided by any Acquired Business (as defined below) for the internal use of such Acquired Business (as opposed to providing such services to third parties or to all or any part of Intersil's business, except for the Acquired Business), it being agreed that in the event Intersil Holding Corporation or any of its controlled Affiliates consummate the acquisition of an Acquired Business, the Parties shall confer and explore mutually beneficial opportunities to transfer such business from Intersil to ChipPAC (whether by purchase and sale of the relevant packaging or test business, by supply arrangements or otherwise) (for purposes of this Section 3.1, "Acquired Business" shall mean any business acquired by Intersil Holding Corporation or any of its controlled Affiliates, a portion of which may consist of the business of providing back-end packaging or test services only for the internal use of such business being acquired); or

     (vi) any services that ChipPAC elects not to provide to Intersil or any services that ChipPAC is not capable of providing to Intersil.

     Notwithstanding anything to the contrary in this Section 3.1, if Intersil is required by its end customer to establish and maintain a second source of supply (which the Parties shall use best efforts to establish on a timely basis by sourcing any such Product to any one or more of ChipPAC's other available facilities), the Parties shall meet and develop a mutually agreeable solution to any such second source requirement which cannot be satisfied by using another qualified ChipPAC facility (including, without limitation, resolution of the impact of any such second source requirement on Intersil's obligations pursuant to this Section 3.1).

     3.2   Right of First Refusal.  During the Term of this Agreement, ChipPAC
           ----------------------
shall have a right of first refusal to provide Packaging and Test Services and PDC Services on all of Intersil's New Packages. Intersil will provide ChipPAC with timely notice of the type of package, the required date, the capacity required, the lead time for production deliveries and any other limitations on the New Packages imposed on Intersil by its customers. If ChipPAC can substantially meet each of Intersil's requirements, including, but not limited to, technical specifications, availability, capacity and qualification time, Intersil shall place such business with ChipPAC, it being agreed that each of the Parties shall work cooperatively and mutually assist the other Party to enable each Party to fulfill their respective obligations on a timely basis and any requirements with respect to any New Packages subject to this right of first refusal (including, without limitation, by jointly planning and communicating with respect to all such New Packages). The pricing on any such New Package shall be at Meet Competitive Pricing. If ChipPAC is unable to meet such requirements or declines to provide such New Package, Intersil may enter into a long-term purchase agreement (which

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Intersil/ChipPAC Confidential


agreement shall prohibit such third party from publicly announcing that such business has been sourced through such third party, unless required by law) for the supply of such New Package and the test thereof with a third party who meets the requirements delivered to ChipPAC (including, but not limited to, technical specifications, availability, capacity and qualification time). In the event Intersil enters into such an agreement with a third party, Intersil shall be under no obligation to transfer the business for such New Package to ChipPAC. Notwithstanding the foregoing, in the event Intersil decides to establish a second source for any such New Package, Intersil shall be required to provide ChipPAC with a right of first refusal with respect to such secondary source Packages in compliance with this Section 3.2.
                                 -----------

     3.3  Package Development.  ChipPAC shall be Intersil's preferred supplier
          -------------------
of new package development services; provided that ChipPAC is able to offer price and performance standards for any such new packages that are at least comparable to the price and performance standards offered by third parties. In addition, ChipPAC's development time for new packages must be consistent with Intersil's new product introduction schedules. ChipPAC and Intersil shall conduct quarterly roadmap reviews of future package configurations throughout the Term of this Agreement.

     3.4  Location for Packaging and Test Services.  ChipPAC shall have the
          ----------------------------------------
right to provide Services for Intersil pursuant to this Agreement at the Facility and/or at any other facility owned or operated by ChipPAC or any of its Affiliates. Any Packaging and Test Service moves are subject to reasonable qualification requirements of the facility in which the Packaging and Test Services will be performed. No qualification shall be considered complete until, where required, Intersil's customer qualification is complete and customer approval has been received. Until such time as Intersil may consent (such consent not to be unreasonably withheld or delayed), all Test Services shall be provided at the Facility.

     3.5  Subcontract Packages.  ChipPAC shall have the exclusive right to
          --------------------
provide Packaging and Test Services and PDC Services for all Subcontract Packages which are transferred to ChipPAC pursuant to the terms and conditions of Section 3.1 of the Stock Purchase Agreement and Schedule 3.1 thereto.
                                                   ------------

     3.6  Capacity Availability.  Subject to adjustment from time to time
          ---------------------
pursuant to the following sentence, ChipPAC shall ensure that Intersil is allocated 100% of the utilized capacity which was in place immediately prior to the Effective Date, although such utilized capacity may be made available in any ChipPAC facility that has been qualified to package and/or test Products, as applicable. Intersil shall provide ChipPAC with the Weekly Production Plan (as defined in Section 4.2) to support the continued allocation of such utilized capacity to Intersil.

                             4.  PURCHASE AND SALE

     4.1  Purchase Orders.  Intersil shall place orders for Packaging and Test
          ---------------
Services and PDC Services by furnishing ChipPAC with documented blanket purchase orders which will be used for billing purposes only and are not authorization from Intersil to commit material resources into

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Intersil/ChipPAC Confidential


production. Authorization for production will be communicated from Intersil to ChipPAC via the Firm Release Window (as defined in Section 4.2) in the Weekly Production Plan (as defined in Section 4.2). In addition, Intersil shall provide ChipPAC with blanket purchase orders for each of the other Services which will be used for billing purposes only and are not authorization to commit resources for such other Services. Authorization to commit resources to such other Services will be communicated from Intersil to ChipPAC via the Firm Release Window in the Weekly Production Plan or by separate Intersil request.

     4.2  Production Plans and Firm Demand.  Intersil shall provide ChipPAC with
          --------------------------------
the following two types of production plans: (i) the aggregate production plan, which shall provide a high level long range forecast which correlates to capital expenditure lead times as the same may be adjusted from time to time, to be provided on a quarterly basis or upon more frequent intervals as Intersil determines to be consistent with any significant change in its capacity needs (the "Aggregate Production Plan") and (ii) the weekly production plan, which will provide a minimum 26 week rolling forecast of Intersil Product demand, by part number, to be provided on a weekly basis or upon more frequent intervals as Intersil may desire, which will also contain the "start date" (as required to be calculated below) and Intersil's desired shipment date from the product distribution center (the "Weekly Production Plan"). The Weekly Production Plan shall be used both for (i) material planning purposes, it being agreed that materials shall be ordered on the basis of the Weekly Production Plan, based on material ordering lead times as the same may be adjusted from time to time (which currently run approximately 60 days for the longest material lead time item, leadframes) and (ii) scheduling of Packaging and Test Services, it being agreed that ChipPAC shall only be authorized to release consigned Intersil Wafers and Die into production and commence Packaging and Test Services on such items on the "start date" listed in the Weekly Production Plan. The "start date" means the last possible date on which services may be commenced on the relevant Intersil Product, based upon the cycle time of the relevant Intersil Product (as the same may be adjusted from time to time) plus seven (7) days, in order to place such Product in the product distribution center in time to satisfy Intersil's desired shipment date from the product distribution center. Current average cycle times based on Products packaged and tested at the Facility are twelve (12) days for IC packaging and test and five (5) days for Power packaging and test. Packaging and Test Services commenced on or after the "start date" shall be within the "Firm Release Window." Only quantities of Product within the Firm Release Window will be considered firm demand.

          4.2.1  Production Plan Transmission and Method.  The Aggregate
                 ---------------------------------------
Production Plan will be provided quarterly in the quarterly reviews described in
Section 9 of this Agreement (or on a more frequent basis, consistent with any significant changes in Intersil's forecasted capacity needs). The Weekly Production Plan will be sent to ChipPAC on a weekly basis (or in more frequent intervals as Intersil may desire) in one of the following formats, as determined jointly by the Parties:

          .  Impress Planning System (or a functional equivalent).
          .  Fax or e-mail (should be used as a temporary option only).
          . Electronic Data Interchange (EDI) via a third party network service provider.
          .  Electronic Data Interchange via the Internet.

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Intersil/ChipPAC Confidential


          Impress (or its functional equivalent) is Intersil's current preferred option. Intersil believes that EDI is a future productivity and performance enhancing option.

          4.2.2  Weekly Production Plan Visibility.  Intersil shall provide
                 ---------------------------------
ChipPAC with Intersil's best commercially reasonable visibility of Product demand. The actual horizon of production plan information sent to ChipPAC is dependent on the visibility received from Intersil's customers, and may be limited by systems or process constraints.

          4.2.3  Firm Demand/ Planned Demand.  Requirements of Intersil Product
                 ---------------------------
in the Weekly Production Plan that fall within the Firm Release Window will be designated as "Firm Demand" and requirements of Intersil Product that fall outside the Firm Release Window will be designated as "Planned Demand." The intent of the Planned Demand and the Firm Demand is to allow changes in the demand to be managed within the Weekly Production Plan, and to release requirements for Product into production only within the Firm Release Window.

          4.2.4  Upside Sprint Capacity.  ChipPAC agrees to use its best
                 ----------------------
efforts, consistent with available capacity, resources and materials availability (but without any requirement to acquire additional equipment capacity), to plan production to support an upside sprint capacity against the immediately succeeding 16 weeks set forth in Intersil's Weekly Production Plan from time to time (the "Upside"). Intersil's target Upside percentage of the total quantity for the immediately succeeding 16 weeks in the Weekly Production Plan from time to time is set forth in the Letter Agreement. The Upside quantity available to Intersil is therefore determined by adding up the total quantity forecast for the immediately succeeding 16 weeks in the Weekly Production Plan from time to time and multiplying by the Upside percentage set forth in the Letter Agreement. The target is to have the Upside available to Intersil within the Firm Release Window, except to the extent that ChipPAC has notified Intersil otherwise pursuant to Section 4.2.5.

          4.2.5  Notification.  ChipPAC shall notify Intersil of its firm
                 ------------
commitment to Intersil's forecasted capacity for any month during the Term on or about the 15/th/ day of the preceding month during the Term. ChipPAC is responsible for notifying Intersil if ChipPAC is unable to support forecast requirements inside the Weekly Production Plan. Intersil will assume that ChipPAC can support one hundred percent (100%) of the requirements for the Weekly Production Plan unless notified otherwise. Due to the short time windows in the Firm Release Window, ChipPAC will notify Intersil no later than three business days of receiving the Weekly Production Plan (with a target of notifying Intersil no later than one business day of receiving the Weekly Production Plan) if ChipPAC is unable to meet Firm Demand requirements. For Planned Demand requirements, ChipPAC will notify Intersil within seven business days of receiving the Weekly Production Plan if ChipPAC is unable to meet Planned Demand requirements.

          4.2.6  Liability of Forecast.  The intent of this Agreement is for the
                 ---------------------
Parties to jointly define and optimize opportunities to reduce both risk and the liability of building requirements within the Weekly Production Plan. Except as otherwise provided herein, Intersil shall be responsible for (i) all materials and component products ordered on the basis of the Weekly

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Intersil/ChipPAC Confidential


Production Plan (based on the lesser of (A) 60 days and (B) material ordering lead times as adjusted from time to time), (ii) all Packaging and Test Services provided within the Firm Release Window and (iii) all Packaging and Test Services provided in a shorter time frame than the Firm Release Window, to the extent the same were requested by Intersil and (iv) all Packaging and Test Services provided outside the Firm Release Window, to the extent Intersil subsequently ships such Intersil Products from the product distribution center. Notwithstanding the foregoing, if Intersil's requirements are subsequently reduced, ChipPAC will use commercially reasonable efforts to mitigate Intersil's liability through alternative use or sale of raw materials or component products or other appropriate means, it being understood that (i) Intersil will at all times be responsible for materials, work-in-process and finished Products within the Firm Release Window and (ii) immediate billing for such Services will be rendered upon completion of the relevant Services.

          For standard raw materials and standard component parts (i.e., raw materials and standard component parts which ChipPAC can use to provide packaging and/or test services for other ChipPAC customers), Intersil's maximum liability will only include the quantity released as Firm Demand within the Firm Release Window. Intersil's liability for non-standard or unique raw materials or component parts (i.e., raw materials and component parts which ChipPAC cannot use to provide packaging and/or test services for other ChipPAC customers) shall be based upon the material ordering lead times for such raw materials and component parts, as adjusted from time to time (ordered on the basis of the Weekly Production Plan).

          4.2.7  Liabilities of ChipPAC.  In the event any delivery of Product
                 ----------------------
is or will be delayed as a result of ChipPAC not meeting its committed delivery date confirmed in writing (or by electronic notification) by ChipPAC to Intersil because of any action or inaction on the part of ChipPAC (other than any action or inaction taken by ChipPAC at Intersil's direction or suggestion or due to any Force Majeure event (as described in Section 14.4)) and such delay will adversely impact Intersil's customer's delivery date, ChipPAC will pay for any commercially reasonable expedite charges, including, without limitation, any such special freight charges in order to reduce such delay.

     4.3  Title Passage and Logistics Providers.  Subject to Section 2.3, title
          -------------------------------------
to the Products and risk of loss shall pass to Intersil upon completion of the relevant Services (i.e, title and risk of loss shall pass to Intersil upon completion of the Packaging Services and, separately, title and risk of loss shall pass to Intersil upon completion of the Test Services). Any carrier used to serve Intersil's needs shall be selected by Intersil, consistent with the smooth operation of the product distribution center in accordance with past practices, it being agreed that ChipPAC's expertise, manpower and cooperation will be required to maintain a smooth shipment flow of Products. Subject to the foregoing, ChipPAC will be obliged to follow Intersil's choice of logistic providers and shipping/routing directives. Any delays incurred due to carrier responsiveness (e.g., inadequate staffing by the carrier selected by Intersil) shall be borne solely by Intersil.

     4.4  Freight and Duty.  The shipping locations of ChipPAC will utilize
          ----------------
Intersil designated contract carriers for the shipping of Intersil's Product. Shipping costs, documentation, insurance

Intersil/ChipPAC Confidential

costs, customs duties and other taxes shall be borne by Intersil. During Year One, if ChipPAC elects to provide Packaging and Test Services for Existing Packages or Subcontract Packages at a ChipPAC facility other than the Facility, Intersil shall be charged for freight and duty for such Products as if such Products had been shipped from the Facility, regardless of actual point of shipment. With respect to New Packages, and with respect to any Existing Packages or Subcontract Packages at any time after Year One, Intersil shall be charged for freight and duty for such Products from the facility from which such Product is shipped.

                                   5.  PRICE

     5.1  Pricing of Existing Packages.  The pricing (whether or not such
          ----------------------------
Services are provided at the Facility or any other facility owned or operated by ChipPAC) for Packaging Services for all Existing Packages and for Test Services for the Products described in the Letter Agreement shall be (except as otherwise provided in the Letter Agreement with respect to such Test Services) (i) at Base Unit Cost during Year One, Year Two and Year Three and (ii) at Meet Competitive Pricing during Year Four and Year Five. The first such adjustment to Meet Competitive Pricing (i.e., commencing at the beginning of Year Four) shall not exceed 110% of the Base Unit Cost less discounts in effect with respect to such Services (immediately prior to the transition to Meet Competitive Pricing), it being agreed that if the aforementioned cap upon price increases would result in ChipPAC providing Services at or below its total cost to provide such Services (a "Loss Situation"), the Parties shall confer and work out a mutually satisfactory arrangement to compensate ChipPAC for any such Loss Situation. "Base Unit Cost" means the base unit costs of the Facility in effect as of the Effective Date, estimates of which are set forth in the Letter Agreement; provided that within 60 days of the Effective Date, such estimated Base Units Costs shall be increased or decreased to reflect the Company's actual units costs as of the Effective Date, as determined by reference to the Company's books and records and verified by an independent accountant selected by ChipPAC and reasonably acceptable to Intersil. Once actual Base Unit Costs are determined, the Letter Agreement shall be updated to reflect such actual Base Unit Costs.

     5.2  Pricing of Subcontract Packages.  The initial pricing for Packaging
          -------------------------------
Services for all Subcontract Packages transferred to ChipPAC shall be the prices set forth in the Letter Agreement. Such prices shall remain in effect during the remainder of the Fiscal Year in which the Subcontract Package is transferred to ChipPAC. On July 1, 2001 and each anniversary thereof during the Term, the prices for Packaging Services of Subcontract Packages shall be reset at the lesser of (i) the then-effective unit price therefor or (ii) the Most Favored Customer Price therefor.

     5.3  Test Pricing.  Except as otherwise provided herein, pricing for Test
          ------------
Services for Existing Packages and for Subcontract Packages will be charged on a test second of CPU time basis. The Parties shall confer and develop a mutually agreeable schedule of test pricing no later than 30 days after the Effective Date, which schedule shall be added to the Letter Agreement. Pricing for Test Services for New Packages will be charged at Meet Competitive Pricing. Test time reductions initiated and implemented by Intersil will accrue solely to the benefit of Intersil. Intersil and ChipPAC will annually review test costs to ensure they remain competitive. Intersil shall bear the

Intersil/ChipPAC Confidential

cost of any device interface boards necessary to provide Test Services to Intersil (it being agreed that ChipPAC shall procure such boards and charge back the cost thereof to Intersil).

     5.4  PDC Services; Restock Services.  ChipPAC shall charge Intersil a unit
          ------------------------------
price adder for each unit of Product shipped. The unit price adder for PDC Services shall be developed by the Company no later than 30 days after the Effective Date and attached to the Letter Agreement. Such unit price adder for PDC Services will consist of a combination of variable cost per unit of Product plus fixed costs related to PDC Services, based on the Company's actual unit costs to provide such services during the period from July 2, 1999 through and including the Effective Date, as determined in accordance with United States generally accepted accounting principles, consistently applied, by reference to the Company's books and records and verified by both Parties and verified by an independent accountant selected by ChipPAC (which independent accountant shall be reasonably acceptable to Intersil).

     ChipPAC shall charge Intersil a unit price adder for each unit of Product returned by Intersil's customer and restocked into the product distribution center (including the related reinspection work). The unit price adder for such restock services shall be developed by the Company no later than 30 days after the Effective Date and attached to the Letter Agreement. Such unit price adder for restock services will consist of a combination of variable cost per unit of restocked Product plus fixed costs related thereto, based on the Company's actual unit costs to provide such services during the period from July 2, 1999 through and including the Effective Date, as determined in accordance with United States generally accepted accounting principles, consistently applied, by reference to the Company's books and records and verified by both Parties and verified by an independent accountant selected by ChipPAC (which independent accountant shall be reasonably acceptable to Intersil). During Year One, such charges shall be made to Intersil on a product line reporting basis, it being agreed that ChipPAC shall issue Intersil an equivalent credit for billing purposes (i.e., there will be no net charge to Intersil for restock services during Year One). The Parties agree that restock services shall be minimized during Year One to commercially reasonable industry standards. Commencing in Year Two, and throughout the remainder of the Term, ChipPAC shall charge Intersil for such restocking services (without an equivalent credit), it being agreed that commencing in Year Two, the Base Unit Costs of the relevant Intersil products shall be adjusted to eliminate the costs attributable to such restock services during the period from July 2, 1999 through and including the Effective Date (as determined elsewhere in this second paragraph of this Section 5.4).

     5.5  Unit Price Adders, Lot Charges and Fast Track Charges. Intersil shall
          -----------------------------------------------------
pay the Unit Price Adders, Lot Charges and Fast Track Charges set forth in the Letter Agreement, upon Intersil's request for such services. The Parties agree that services for Lot Charges and Fast Track Charges shall be minimized during Year One to commercially reasonable industry standards. The Letter Agreement separately details Lot Charges and Fast Track Charges for "Products Currently Assembled At KL Facility." During Year One, such Lot Charges and Fast Track Charges for such "Products Currently Assembled At KL Facility" shall be made to Intersil on a product line reporting basis, it being agreed that ChipPAC shall issue Intersil an equivalent credit for billing purposes (i.e.,

Intersil/ChipPAC Confidential

there will be no net charge to Intersil for Lot Charges and Fast Track Charges for "Products Currently Assembled At KL Facility" during Year One).

     5.6  Exchange Rate Fluctuations.  For purposes of this Section 5.6, the
          --------------------------
Parties' agreed upon pegged exchange rate is 3.80RM/US$ ("Agreed Upon Rate").
In order to allocate the risks and benefits of fluctuations from the Agreed Upon Rate, the Parties agree that (i) ChipPAC will absorb any exchange rate fluctuations from the Agreed Upon Rate down to 3.42RM/US$ and from the Agreed Upon Rate up to 4.18RM/US$ (the "ChipPAC Band"), (ii) Intersil will absorb (A) any incremental downward fluctuations in the exchange rate between 3.42RM/US$ and 3.04RM/US$ and (B) any incremental upward fluctuations in the exchange rate between 4.18RM/US$ and 4.56RM/US$ (collectively, the "Intersil Band") and (iii) the Parties shall each share 50% of (A) any further incremental downward fluctuations in the exchange rate below 3.04RM/US$ and (B) any further incremental upward fluctuations in the exchange rate above 4.56RM/US$ (the "Shared Band"). For the purpose of calculating the dollar amount of the exchange rate fluctuation to be absorbed by each Party, a current exchange rate ("Current Rate") will be established which will be the average of the RM/US$ exchange rate, as published in the Wall Street Journal, for the last business day of each month of the quarter. The Current Rate will then be applied, on a retroactive basis, to the Ringgit based costs incurred for the preceding quarter and, if applicable, an invoice issued or credit issued to Intersil, as the case may be.

          If the Current Rate is less than the Agreed Upon Rate, ChipPAC shall issue an invoice for Intersil's portion of the exchange rate adjustment, if any, promptly after the close of the relevant quarter. If the Current Rate is greater than the Agreed Upon Rate, ChipPAC shall issue a credit for Intersil's portion of the exchange rate adjustment, if any, promptly after the close of the relevant quarter. The exchange rate invoice or credit, if any, shall be determined by comparing the sum of all Ringgit based costs incurred by ChipPAC during the relevant quarter at the Current Rate to the sum of all Ringgit based costs incurred by ChipPAC during the relevant quarter at the Agreed Upon Rate, and then apportioning the total dollar amount of such exchange rate fluctuations between the Parties pursuant to the principles set forth in the preceding paragraph.

          Example A. ChipPAC incurs Ringgit based costs of RM100 during the
          ---------
third calendar quarter of 2000. The Current Rate for such quarter is RM3.65/US$, which is inside the ChipPAC Band. All such exchange rate fluctuations shall be absorbed by ChipPAC.

          Example B. ChipPAC incurs Ringgit based costs of RM100 during the
          ---------
third calendar quarter of 2000. The Current Rate for such quarter is RM3.20/US$, which is inside the Intersil Band. The total exchange rate fluctuations are $4.93 (RM100 @ 3.20/US$ minus RM100 @ 3.80/US$). ChipPAC shall absorb the first $2.92 of such exchange rate fluctuation (RM100 @ 3.42/US$ minus RM100 @ 3.80/US$). Intersil shall absorb the next $2.01 of such exchange rate fluctuation (RM100 @ 3.20/US$ minus RM100 @ 3.42/US$).

          Example C. ChipPAC incurs Ringgit based costs of RM100 during the
          ---------
third calendar quarter of 2000. The Current Rate for such quarter is RM3.00/US$, which is inside the Shared Band.

Intersil/ChipPAC Confidential

The total exchange rate fluctuations are $7.01
(RM100 @ 3.00/US$ minus RM100 @ 3.80/US$). ChipPAC shall absorb the first $2.92 of such exchange rate fluctuation (RM100 @ 3.42/US$ minus RM100 @ 3.80/US$). Intersil shall absorb the next $3.65 of such exchange rate fluctuation (RM100 @ 3.04/US$ minus RM100 @ 3.42/US$). The Parties shall each absorb 50% of the remaining portion of the total exchange rate fluctuation of $0.44 (RM100 @ 3.00/US$ minus RM100 @ 3.04/US$).

          Example D. ChipPAC incurs Ringgit based costs of RM100 during the
          ---------
third calendar quarter of 2000. The Current Rate for such quarter is RM4.00/US$, which is inside the ChipPAC Band. All such exchange rate fluctuations shall be absorbed by ChipPAC.

          Example E. ChipPAC incurs Ringgit based costs of RM100 during the
          ---------
third calendar quarter of 2000. The Current Rate for such quarter is RM4.20/US$, which is inside the Intersil Band. The total exchange rate fluctuations are $2.51 (RM100 @ 3.80/US$ minus RM100 @ 4.20/US$). ChipPAC shall absorb the first $2.40 of such exchange rate fluctuation (RM100 @ 3.80/US$ minus RM100 @ 4.18/US$). Intersil shall absorb the next $0.11 of such exchange rate fluctuation (RM100 @ 4.18/US$ minus RM100 @ 4.20/US$).

          Example F. ChipPAC incurs Ringgit based costs of RM100 during the
          ---------
third calendar quarter of 2000. The Current Rate for such quarter is RM4.60/US$, which is inside the Shared Band. The total exchange rate fluctuations are $4.58 (RM100 @ 3.80/US$ minus RM100 @ 4.60/US$). ChipPAC shall absorb the first $2.40 of such exchange rate fluctuation (RM100 @ 3.80/US$ minus RM100 @ 4.18/US$). Intersil shall absorb the next $1.99 of such exchange rate fluctuation (RM100 @ 4.18/US$ minus RM100 @ 4.56/US$). The Parties shall each absorb 50% of the remaining portion of the total exchange rate fluctuation of $0.19 (RM100 @ 4.56/US$ minus RM100 @ 4.60/US$).

          The provisions of this Section 5.6 shall only apply to Services provided during the period from the Effective Date until June 30, 2003. The parties agree that either Party may, from time to time, request changes to the Agreed Upon Rate, subject to the other Party's approval.

     5.7  Pricing Discounts.
          -----------------

          5.7.1  Target Revenues; Discounts.  The annual target revenues to be
                 --------------------------
received by ChipPAC from Intersil pursuant to this Agreement for "Qualifying Services" (as defined below) during Year One, Year Two and Year Three are set forth in the Letter Agreement (the "Annual Revenue Targets").

          Actual revenues received by ChipPAC for Qualifying Services will be measured and compared to the aforementioned Annual Revenue Targets, and, with respect to the pricing of Discount Eligible Services (as defined below), Intersil shall be eligible to receive discounts in Year Two and Year Three corresponding to the attainment of the relevant percentages of the Annual Revenue Targets set forth in the Letter Agreement (and such discounts shall be applied and paid as

Intersil/ChipPAC Confidential

described therein). "Qualifying Services" means any of the Services described in the Letter Agreement as such. "Discount Eligible Services" means any of the Services described in the Letter Agreement as such. Services which are not eligible for the discounts described herein shall be charged at the prices indicated elsewhere in this Agreement, without regard to any discounts. In no event will Qualifying Services include any reimbursements or pass-through charges (e.g., ChipPAC's procurement and charge back of device interface boards to Intersil).

     5.8  Cumulation of Discounts.  The discounts described in Section 5.7 are
          -----------------------
cumulative. Accordingly, for purposes of computing net prices: (i) in Year Two, Discount Eligible Services shall be priced at the scheduled Base Unit Cost, less the presumed discount in Year Two (assuming Intersil attains greater than 100% but less than 110% of the Annual Revenue Target), as adjusted after the end of Year Two based on the comparison of actual revenues received from Qualifying Services to the Year Two Annual Revenue Target and (ii) in Year Three, Discount Eligible Services shall be priced at Base Unit Cost, less the actual discount earned for Year Two (as finally determined pursuant to clause (i) above), less the presumed discount in Year Three (assuming Intersil attains greater than 100% but less than 110% of the Annual Revenue Target), as adjusted after the end of Year Three based on the comparison of actual revenues received from Qualifying Services to the Year Three Annual Revenue Target.

     5.9  Payment Terms.  Intersil shall pay ChipPAC the price due for Services
          -------------
provided to Intersil pursuant to this Agreement in accordance with the Letter Agreement. Billings for Services rendered shall be made by ChipPAC Limited to Intersil Corporation.

     5.10 Increase in Prices of Materials.  In the event that the cost of
          -------------------------------
providing the Services pursuant to this Agreement increases as a result of any significant increase in the material costs required to provide such Services (e.g., significant increase in gold costs), the Parties shall negotiate in good faith a mutually agreeable mechanism to compensate ChipPAC for any such significant increase in such material costs.

     5.11 Pricing for Other Services. The pricing for specified Quality
          --------------------------
Reliability Assurance Services shall be as set forth in the Letter Agreement. The pricing for specified Bare Die/Wafer Preparation Services shall be developed and mutually agreed upon by the Parties as soon as practicable following the Effective Date and thereafter attached to the Letter Agreement, and shall be based upon a combination of variable costs and the fixed costs to be incurred to provide such services. Intersil shall consign to ChipPAC any and all equipment necessary in order for ChipPAC to perform the Bare Die/Wafer Preparation Services. Upon ChipPAC's request, Intersil shall provide ChipPAC with the Engineering/QAR/Analytical Services specified in the Letter Agreement for the prices specified therein.

                      6.  CAPITAL EXPENDITURES; EQUIPMENT

     6.1  Post-Closing CAPEX.  From time to time subsequent to the Effective
          ------------------
Date, Intersil shall provide ChipPAC with appropriate documentary support of Intersil's business justification for

Intersil/ChipPAC Confidential

any additional packaging equipment, power test equipment or IC test equipment (which the Parties envision shall be accomplished on a periodic basis by (i) Intersil providing ChipPAC with the Weekly Production Plan specifying Intersil's projected needs under this Agreement and (ii) at least quarterly formal operations reviews to review additional capacity needs for Intersil business, including review of the Aggregate Production Plan) which Intersil believes is necessary to support Intersil's packaging and test requirements. Upon review of any such business justification, ChipPAC shall have a right of first refusal (which will be exercised or declined in accordance with the CAPEX Review Procedures set forth in the Letter Agreement) to provide additional capacity to support Intersil's growth in Products, it being acknowledged and agreed that, in any event, ChipPAC will not be required to make further capital expenditures for test equipment (whether pursuant to Section 6.1 or Section 6.2) unless ChipPAC is also providing Packaging Services for the relevant Products. If ChipPAC chooses not to provide such additional capacity, Intersil shall have the right to obtain packaging and test services from a third party provider for any additional capacity that is above and beyond ChipPAC's available capacity.

     6.2  IC Test Equipment.  With respect to any additional purchase of IC
          -----------------
test equipment, from and after the Effective Date, Intersil shall purchase and consign the first such tester (including handlers) to ChipPAC and ChipPAC shall purchase the next such tester, such that each Party purchases one such tester before the other Party shall be obligated to purchase another such tester. ChipPAC understands Intersil's desire to avoid ownership of test equipment and ChipPAC will entertain consideration of purchasing consigned testers upon Intersil developing a track record of full use thereof. The test pricing described in Section 5.3 shall be reduced upon Intersil's purchase and
             -----------
consignment to ChipPAC of test equipment (and an updated Schedule reflecting such reduced test pricing shall be mutually agreed upon by the Parties and attached to the Letter Agreement) to eliminate depreciation charges with respect to such consigned test equipment.

     6.3  Unabsorbed CAPEX Commitments.  If (i) ChipPAC intends to make capital
          ----------------------------
expenditures to be governed by this Section 6.3 (i.e., the Parties shall have executed a separate writing indicating that particular capital expenditures are to be governed by this Section 6.3), (ii) ChipPAC does in fact makes such capital expenditures and (iii) Intersil fails to use all or a portion of such equipped capacity, Intersil shall reimburse ChipPAC for the depreciation for unused equipment capacity acquired by ChipPAC pursuant to this Section 6.3 plus interest on the acquisition of such equipment at ChipPAC's weighted average internal cost of capital. Any charge for unabsorbed depreciation and the related cost of capital will be reduced by any such capacity used for other ChipPAC customers. ChipPAC will use commercially reasonable efforts to find customers to use such unused capacity.

     6.4  Property of Intersil.  Any equipment consigned to ChipPAC by Intersil
          --------------------
("Intersil Consigned Equipment") shall at all times be the sole property of Intersil, and ChipPAC shall have no property rights therein, but only the right to use the Intersil Consigned Equipment upon the terms and conditions of this Agreement. The Intersil Consigned Equipment shall be conspicuously marked as being the property of Intersil. ChipPAC shall identify the Intersil Consigned Equipment as being the property of Intersil in all of ChipPAC's internal records. ChipPAC shall keep the Intersil

Intersil/ChipPAC Confidential

Consigned Equipment free of levies, charges, liens and encumbrances and shall protect such Intersil Consigned Equipment against ChipPAC's creditor claims, if any, during the Term of this Agreement. Any Intersil Consigned Equipment shall be consigned to ChipPAC in accordance with the terms and conditions of ChipPAC's standard consigned equipment agreement, a copy of which is attached to the Letter Agreement. The Parties acknowledge and agree that, all Intersil Consigned Equipment, together with any other equipment consigned to ChipPAC by any of its other customers, will be used by ChipPAC in the exercise of its good faith judgment in order to provide the best available service to Intersil and to each of ChipPAC's other customers and to otherwise maximize the efficiency of ChipPAC's facilities, including, without limitation, in order to make available to Intersil the upside sprint capacity described in Section 4.2.4 of this Agreement.

     6.5  Risk of Loss.  Intersil shall bear all risks of loss or damage to the
          ------------
Intersil Consigned Equipment and with respect to any other property of Intersil which is located on ChipPAC's premises or otherwise in ChipPAC's control (whether inventory, device interface boards or other property), whether by fire, theft, accident or other cause. Each of the Parties shall procure and maintain in effect standard liability insurance covering risks due to fire, theft, accident or other cause and personal injury in amounts customarily maintained by each of the Parties to insure such risks. With respect to Intersil Product, Intersil shall be responsible at all times for insuring the Die and Wafer component of such product, and after title thereof has passed to Intersil, the value added component of any Services provided by ChipPAC to Intersil pursuant to this Agreement. Prior to such passage of title to Intersil, ChipPAC shall be responsible to insure the value added component of such Services.

     6.6  Operation in Accordance with Laws; Repairs.  ChipPAC shall use
          ------------------------------------------
commercially reasonable efforts to use, operate and maintain the Intersil Consigned Equipment in accordance with all applicable laws and regulations. All replacements, repairs or accessories (including all third party maintenance and spare part charges) made to or placed in or upon the Intersil Consigned Equipment shall be borne by Intersil and shall be deemed a component part of the Intersil Consigned Equipment and title thereto shall be vested in Intersil, it being agreed that in order to avoid any duplication of charges with respect to any such replacements, repairs or accessories, such charges shall be separately invoiced to Intersil. ChipPAC shall not move, transfer, modify or alter the Intersil Consigned Equipment without the consent of Intersil, except to the extent necessary to comply with all applicable laws and regulations, including but not limited to safety regulations.

                       7.  COVENANTS; PERFORMANCE GOALS

     7.1  Good Faith Efforts.  ChipPAC shall use good faith efforts to provide
          ------------------
competitive technology, quality, responsiveness and on-time delivery to Intersil and to otherwise achieve the competitive performance standards described in the Letter Agreement, including, without limitation, by making sufficient sales and technical personnel available to achieve such standards. Intersil shall cooperate in good faith with ChipPAC and support ChipPAC in its efforts to achieve such standards.

Intersil/ChipPAC Confidential

     7.2  Performance.  ChipPAC will use commercially reasonable efforts to
          -----------
provide competitive technology, quality, responsiveness and on-time delivery to Intersil. Intersil and ChipPAC will mutually establish competitive performance standards with respect to the aforementioned goals (and incorporate such standards into the Letter Agreement, it being agreed that the Parties will confer and establish the definitive performance standards contemplated by this
Section 7.2 in accordance with the procedures set forth in the following sentence) and monitor progress against these standards. The schedule of definitive performance standards to be developed and appended to the Letter Agreement shall be completed and mutually agreed upon no later than August 1, 2000. ChipPAC and Intersil shall review and update these performance standards semiannually on or about each January 1st and July 1st during the Term. Intersil will work cooperatively to support ChipPAC and enable the competitive performance required by such performance standards. In the event either Party fails to fulfill its obligations with respect to such performance standards, after exhaustion of mutually agreed upon notice and cure mechanisms described in
Section 13 and the Corrective Action Program described in Section 7.3, the other Party may seek the remedies described in Section 13. ChipPAC will use its discretion in changing processes and materials to improve cost performance, consistent with Intersil's specifications (including customer location approvals).

     7.3  Corrective Action.  If Intersil Product fails to consistently meet the
          -----------------
performance standards established in accordance with Section 7.2, the Parties
                                                     -----------
agree that the senior management of each of the Parties, within two (2) business days after written notice of such situation is given by Intersil to ChipPAC, will commence discussions regarding the problem. The Parties will cooperate fully and share all relevant information in attempting to resolve the situation. If the Parties do not mutually agree after such discussions that the problems have been resolved, Intersil may seek any of the remedies specified in Section 13 of this Agreement.

     7.4  Failure Analysis.  ChipPAC shall provide Intersil with failure
          ----------------
analysis reports of packaging failures within the same time frame as such reports are currently provided by the Facility. For automotive and telecommunications Products, line down conditions at Intersil's customer, and other mutually agreed upon situations, ChipPAC shall provide failure analysis reports on an expedited basis consistent with the time frame such reports are currently provided by the Facility. Failure analysis reports shall be in the 8-D format (or functional equivalent) unless otherwise mutually agreed upon by the Parties. The Quality Reliability Assurance Services described in this Section
7.4 shall be charged in accordance with the Letter Agreement.

     7.5  Quality.  ChipPAC shall take necessary steps to maintain the
          -------
Facility's QS-9000, ISO-9000, and ISO-14000 certifications, or any certifications generally accepted by the semiconductor industry as a substitute for such certifications. ChipPAC shall also take necessary steps to maintain the Facility's military certification MIL-PRF-19500 and the Facility's compliance with MIL PRF-38352, to the extent required to perform Services for Intersil's Products. Any of ChipPAC's facilities other than the Facility which provide Services for the Products shall also be certified to QS-9000, ISO-9000, and ISO-14000, or equivalent. There shall be no charge to Intersil for any of ChipPAC's obligations or services set forth in this Section 7.5.

Intersil/ChipPAC Confidential

     7.6  Burn-in.  ChipPAC shall be responsible for supervising all burn-in
          -------
activities conducted by third parties on behalf of the Facility (consistent with the level of such supervision as of the Effective Date and which shall not require ChipPAC to incur any capital expenditures with respect to any burn-in ovens), it being agreed that Intersil shall issue any purchase orders required to be delivered to any third party for such burn-in activities. The burn-in ovens which were previously on the books of the Company prior to the Effective Date were transferred to Parent or its designee in accordance with the terms and conditions of the Stock Purchase Agreement. All burn-in boards (including, without limitation, any Product specific burn-in boards or universal burn-in boards) will be purchased and owned by Intersil. All third party costs incurred by ChipPAC in support of burn-in will be billed to Intersil. Except as provided in the immediately preceding sentence, there shall be no charge to Intersil for any of ChipPAC's obligations or services set forth in this Section 7.6.

     7.7  Product and Test Engineering Services.  ChipPAC shall provide Intersil
          -------------------------------------
with the Product and Test Engineering Services specified in the Letter Agreement. Except as otherwise noted in the Letter Agreement, there shall be no additional charge for the Product and Test Engineering Services. The Product and Test Engineering Services shall be provided during the Term of this Agreement, unless designated with the notation "ISIL Subcon Team" in the Letter Agreement (in which event such services shall be provided during the periods specified in the Letter Agreement). It is Intersil's intent to assume the functions designated to be performed by the "ISIL Subcon Team" effective as of July 1, 2000, it being agreed that in order to achieve the Parties' mutual goal of protecting Intersil customers during Intersil's transition to a typical subcontractor-customer relationship, ChipPAC will extend the time period for the transitional Product and Test Engineering Services described in the Letter Agreement for up to three (3) additional months, if required.

     7.8  Production Planning and Control Services.  ChipPAC shall provide
          ----------------------------------------
Intersil with the Production Planning and Control Services specified in the Letter Agreement. There shall be no additional charge for the Production Planning and Control Services. The Production Planning and Control Services shall be provided during the transitional periods specified in the Letter Agreement (which shall in no event exceed the nine (9) month period immediately following the Effective Date), it being agreed that the Parties shall work cooperatively to speed the transition of the Production Planning and Control Services to Intersil personnel as soon as reasonably practicable. In furtherance of the Parties' goal of transitioning these services to Intersil as soon as reasonably practicable, each Party shall assign an appropriate Project Manager to supervise such transition for such Party, and Intersil shall assemble and maintain a Subcontract Product Team to supervise and carry out such services as soon as reasonably practicable.

     7.9  Hermetic Packaging.  ChipPAC shall provide Packaging and Test Services
          ------------------
for Intersil for hermetic Products during the period from the Effective Date until October 1, 2000, and thereafter shall not be required to provide such Services, it being agreed that to the extent ChipPAC agrees to provide any such services after October 1, 2000, such services shall be separately quoted business after October 1, 2000. Intersil will be required, and will use its commercially reasonable efforts, to transfer the hermetic Products to another third party packaging contractor as soon as practicable

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Intersil/ChipPAC Confidential

following the Effective Date, it being agreed that ChipPAC shall work cooperatively with Intersil to assist Intersil in the transfer of such hermetic Products to another third party packaging contractor.

     7.10 Qualification Requirement.  The transfer of any Packages between
          -------------------------
ChipPAC facilities shall be subject to a complete qualification of the packaging and/or test process as provided in the purchase specifications to the Letter Agreement. No qualification shall be considered complete until, where required, Intersil's customer qualification is complete and customer approval received.

     7.11 Operational Information.  ChipPAC shall provide Intersil, at no
          -----------------------
additional charge, with the various operational information the Company provided to Intersil prior to Effective Date in the same manner (or equivalent), in the same frequency and to the same level of detail for a transitional period to be mutually agreed, moving to industry standard reporting protocols thereafter. This information shall include, but is not limited to, engineering, manufacturing and WIP tools for tracking and analysis. Management information services data will include the following types of data:

          7.11.1 parametric and bin data collected during package testing, and lot-operation in and out quantities used to determine package test yields;

          7.11.2 lot-operation transactions that include such items as in and out quantities, shipments, trace codes, date codes, splits, merges and adjustments;

          7.11.3 inventory and lot-operation transactions and product-route-operation associations; and

          7.11.4 ChipPAC shall provide sign-on access to Intersil (screened to firewall confidential information of ChipPAC or its other customers) to any system required to support Intersil's data service needs.

     Both Parties will work together in good faith to define and provide operational data appropriate for Intersil's transition of its Packaging and Test Services from a captive relationship to that of a subcontractor. In furtherance of the foregoing, the Parties acknowledge and agree that they intend to transition Intersil's requirements for operational data to an industry standard system such as ChipPAC's "Customer Care System" as soon as reasonably practicable following the Effective Date.

     7.12  TO-39 Military and Other Military Can Product.  Intersil will use
           ---------------------------------------------
commercially reasonable efforts to transfer all TO-39 Military and other Military Can Product to another third party packaging contractor as soon as practicable following the Effective Date. In the event Intersil is unable to transfer such TO-39 Military and other Military Can Product, ChipPAC shall provide Packaging and Test Services for Intersil for such Product during the Term at the prices specified in the Letter Agreement.

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     7.13  MOV Radial Product.  Intersil is party to a contract with Littlefuse
           ------------------
pursuant to which Intersil is obligated to provide packaging and test services to Littlefuse for MOV Radial Product until August 13, 2001. Intersil shall not transfer or otherwise assign such Littlefuse contract to ChipPAC; provided that ChipPAC shall provide Packaging and Test Services for MOV Radial Product during the remainder of the term of such Littlefuse contract (as in effect as of the date hereof), and such services shall be provided to Intersil at the prices specified therefor in the Letter Agreement. Intersil will encourage Littlefuse to transfer all MOV Radial Product to another third party packaging contractor as soon as practicable following the Effective Date, it being acknowledged that Littlefuse will not be contractually obligated to do so prior to August 13, 2001.

     7.14  GE Fanuc Product.  Intersil is party to a contract with General
           ----------------
Electric pursuant to which Intersil is obligated to provide packaging and test services for GE Fanuc Product. ChipPAC shall provide Packaging and Test Services for GE Fanuc Product during the Term, and such services shall be provided to Intersil at the prices specified therefor in the Letter Agreement.

                       8.  INTELLECTUAL PROPERTY RIGHTS

     8.1   Grant of License in Intellectual Property Rights.  During the Term,
           ------------------------------------------------
Intersil hereby grants, and shall cause any of its applicable Affiliates to grant, to ChipPAC a royalty-free, non-exclusive license to use, with the right to sublicense to ChipPAC's Affiliates, all intellectual property rights in the bonding diagrams, Intersil unique bills of material, test programs and test boards owned or licensed by Intersil or an Intersil Affiliate, and not included among the intellectual property rights assigned or licensed to ChipPAC pursuant to the Intellectual Property Rights Agreement executed on even date herewith, which are necessary or desirable for ChipPAC to perform the Services for Products in accordance with the terms and conditions of this Agreement. This license grant is limited to use by ChipPAC and its Affiliates solely to perform the Services for Intersil under this Agreement.

     8.2   Grant of Trademark License.  During the Term, Intersil hereby grants,
           --------------------------
and shall cause any of its applicable Affiliates to grant, to ChipPAC a royalty-free, non-exclusive license to use, with the right to sublicense to ChipPAC's Affiliates, the Intersil trademarks listed in the Letter Agreement, for the limited purpose of branding the Products and in connection with the packaging and labeling of the Products. The branding of each Product shall be in accordance with a Product specific branding diagram to be supplied by Intersil.

     8.3   ChipPAC Inventions.  All inventions and discoveries, whether or not
           ------------------
patentable, made by employee(s) of ChipPAC or its Affiliates in the course of performance of this Agreement not using the Confidential Information (as defined in Section 11.1) of Intersil (other than Residuals (as defined in Section
   ------------                                                   -------
11.5)), and all intellectual property rights resulting therefrom, shall be the
----
sole and exclusive property of ChipPAC, and ChipPAC shall retain any and all rights to file at its sole discretion any patent application thereon.

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Intersil/ChipPAC Confidential

     8.4  Intersil Inventions. All inventions and discoveries, whether or not
          -------------------
patentable, made by Intersil employee(s) in the course of performance of this Agreement not using the Confidential Information of ChipPAC (other than Residuals), and all intellectual property rights resulting therefrom, shall be the sole and exclusive property of Intersil, and Intersil shall retain any and all rights to file at its sole discretion any patent application thereon.

     8.5  Joint Inventions. In the event ChipPAC and Intersil jointly make
          ----------------
inventions or discoveries, whether or not patentable, not using the Confidential Information of either ChipPAC or Intersil (other than Residuals) in the course of performance of this Agreement, then such joint invention shall be jointly owned by ChipPAC and Intersil with each Party having the right to exploit and grant licenses in respect to such inventions and any patents arising therefrom, without the consent of or accounting to the other Party. In the event of a joint invention, the Parties shall mutually agree which Party shall have the responsibility for preparing and filing any patent application on the invention and the Parties agree to execute documents required for, and equitably share in the expenses associated with, obtaining and maintaining such patents. In the event one Party elects not to seek or maintain patent protection for any joint invention in any particular country or not to share equitably in the expenses thereof with the other Party, that other Party shall have the right to apply for or maintain such patent protection at its own expense in such country and shall have full control over the protection and maintenance therefor, even though title and rights to any patent resulting therefrom shall be jointly owned.

                             9.  QUARTERLY REVIEWS

     9.1 ChipPAC shall participate with Intersil in regularly scheduled meetings to discuss capacity, Intersil test and packaging roadmaps and research and development packaging development, Intersil capital needs, performance goals, ChipPAC technology and equipment roadmaps, and other matters, and to analyze, recommend, establish and implement action plans to help Intersil and ChipPAC achieve their goals of continuous process improvements. ChipPAC shall advise Intersil of planned cost reduction initiatives and/or process improvement initiatives that materially impact Intersil, and Intersil will timely approve any such cost reduction initiatives and/or process improvement initiatives which comply with Intersil's Product specifications set forth in this Agreement and the Letter Agreement. ChipPAC and Intersil agree to implement in a timely fashion, any mutually agreed process improvements or cost reduction initiatives.

     9.2 Quarterly reviews shall be held during the third week of the first month of each quarter, and shall alternate between Intersil and ChipPAC locations. Each Party shall be responsible for the expenses incurred by their employees in attending the quarterly reviews.

                                  10.  AUDIT

     10.1 Intersil Audit Rights. During the Term, ChipPAC will maintain complete
          ---------------------
and accurate records of the performance of its obligations under this Agreement. Upon thirty (30) days written notice and not more often than once per calendar year commencing July 1, 2001, Intersil may

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Intersil/ChipPAC Confidential

audit ChipPAC's books and records to ensure ChipPAC's compliance with the terms and conditions of this Agreement. At Intersil's option or upon ChipPAC's written demand, such audit will be performed by an independent third party at Intersil's expense; provided, however, if any audit reveals that ChipPAC is not materially complying with the terms of this Agreement, ChipPAC shall pay the costs of such audit. The auditor shall keep the results of such audit confidential, and, if conducted by a third party, any failure by ChipPAC to abide by the obligations of this Agreement shall be reported to Intersil. At the end of the Term, Intersil shall have the option of conducting a final end-of-term audit; if Intersil does not avail itself of this option within thirty (30) days of the end of the Term, such option shall expire.

     10.2 ChipPAC Audit Rights. During the Term, Intersil will maintain complete
          --------------------
and accurate records of the performance of its obligations under this Agreement. Upon thirty (30) days written notice and not more often than once per calendar year commencing July 1, 2001, ChipPAC may audit Intersil's books and records to ensure Intersil's compliance with the terms and conditions of this Agreement. At ChipPAC's option or upon Intersil's written demand, such audit will be performed by an independent third party at ChipPAC's expense; provided, however, if any audit reveals that Intersil is not materially complying with the terms of this Agreement, Intersil shall pay the costs of such audit. The auditor shall keep the results of such audit confidential, and, if conducted by a third party, any failure by Intersil to abide by the obligations of this Agreement shall be reported to ChipPAC. At the end of the Term, ChipPAC shall have the option of conducting a final end-of-term audit; if ChipPAC does not avail itself of this option within thirty (30) days of the end of the Term, such option shall expire.

                             11.  CONFIDENTIALITY

     11.1 Confidential Information.  Confidential Information is any information
          -------------------------
disclosed by one Party to the other in connection with this Agreement or the Letter Agreement, which the disclosing Party believes to include confidential information, is designated with an appropriate legend such as "CONFIDENTIAL" (or other label indicating its confidential nature or status) at the time of disclosure if in documentary or other tangible form, and if such disclosure is initially oral or visual and not reduced to written or documentary form at the time of disclosure, is identified as confidential at the time of disclosure, summarized or identified in a written document that is marked with an appropriate legend indicating its confidential status, and provided to the other Party within twenty (20) days following such oral or visual disclosure. For each item of Confidential Information, the Party disclosing the item shall be called the "Disclosing Party," and the Party receiving the item shall be called the "Receiving Party." Notwithstanding the foregoing, all Product bonding diagrams, Product specific bills of materials, Intersil product specific test hardware designs, custom contactor designs, Intersil RF test technology methods and designs, and test programs owned by Intersil will be considered Confidential Information, whether or not so marked.

     11.2 Confidentiality Obligation. The Receiving Party shall hold all
          ---------------------------
Confidential Information of the Disclosing Party in trust and confidence, and protect it as the Receiving Party would protect its own confidential information (which, in any event, shall not be less than reasonable

Intersil/ChipPAC Confidential

protection) and shall not use such Confidential Information for any purpose other than that contemplated by this Agreement and the Letter Agreement. Unless agreed by the Disclosing Party in writing, the Receiving Party shall not disclose any Confidential Information of the Disclosing Party, by publication or otherwise, to any person other than employees, officers or directors who (i) are bound to written confidentiality obligations consistent with and at least as restrictive as those set forth herein and (ii) have a need to know such Confidential Information for purposes of enabling a Party to exercise its rights and perform its obligations pursuant to this Agreement or the Letter Agreement. Confidential Information shall remain confidential information until such time as it qualifies for non-confidential treatment pursuant to any exception set forth in Section 11.3.
         ------------

     11.3 Exception. The obligations specified in Section 11.2 shall not apply
          ----------                              ------------
to any Confidential Information to the extent that the Receiving Party can demonstrate that such Confidential Information: (a) is already known to the Receiving Party without restriction prior to the time of disclosure by the Disclosing Party; (b) is acquired by the Receiving Party from a third party without confidentiality restriction and does not originate with the Disclosing Party; (c) is independently developed or acquired by the Receiving Party by employees or contractors without access to such Confidential Information; (d) is approved for release by written authorization of the Disclosing Party; (e) is in the public domain at the time it is disclosed or subsequently falls within the public domain through no wrongful action of the Receiving Party; or (f) is furnished to a third party by the Disclosing Party without a similar restriction on that third party's right of disclosure. Notwithstanding the fact that Intersil Product specifications, Product bonding diagrams, test programs or bills of materials may come within one of the above exceptions, such information will remain Confidential Information. In addition, the obligations specified in
Section 11.2 shall not prohibit either Party from disclosing or filing this
------------
Agreement or the Letter Agreement if required by applicable statute or in connection with any required filing with the SEC; it being agreed that with respect to the Letter Agreement, if either Party concludes that it is required by applicable statute or by requirement of the SEC to file or disclose the Letter Agreement, such Party shall use best efforts to obtain confidential treatment for all information included therein.

     11.4 Compelled Disclosure. Notwithstanding the foregoing (but subject to
          --------------------
each Party's obligations to use best efforts for confidential treatment of the information included in the Letter Agreement), a Receiving Party may disclose Confidential Information if it is disclosed pursuant to the requirement of a governmental agency or disclosure is required by operation of law, provided that the Receiving Party use its best efforts to notify the Disclosing Party in advance of such disclosure and seeks confidential treatment for such Confidential Information.

     11.5 Residual Information. The restrictions regarding Confidential
          --------------------
Information shall not apply to one Party's use of the Residuals from the other Party's Confidential Information. The term "Residuals" as used in this Section
                                            ---------
shall mean the Confidential Information in intangible form (i.e., not in written or other documentary form, including tape or diskette) which may be retained by those employees of ChipPAC or Intersil who have had access to the other's Confidential Information in the ordinary performance of their work responsibilities, including ideas, concepts, know-how, or techniques contained therein. Neither Party shall have any obligation to limit or restrict the

Intersil/ChipPAC Confidential

assignment of such employees or to pay royalties for any work resulting from the use of such Residuals. Residuals shall not include any individual's knowledge obtained solely for the purpose of reducing written information (or oral or visual information summarized or identified in a written document pursuant to
Section 11.1) disclosed as confidential information to an intangible form.
------------

     11.6 Subcontractor Confidential Information. ChipPAC acknowledges that the
          ---------------------------------------
employees of the Company were entrusted with Confidential Information of Intersil's subcontractors and are required by their employment agreement with the Company to maintain such information confidential. ChipPAC agrees to assist said employees in performing their contractual obligations and maintaining said information confidential by not requesting any such employee to disclose such information, even though such information might be classified as a Residual.

                      12.  WARRANTIES AND INDEMNIFICATION

     12.1 Mutual Warranties. Each Party hereby represents and warrants to the
          -----------------
other that: (i) all corporate action on the part of such Party, its officers, directors and shareholders necessary for the authorization of this Agreement and the Letter Agreement and the performance of all obligations of such Party hereunder and thereunder has been taken; (ii) this Agreement and the Letter Agreement, when executed and delivered, will be a valid and binding obligation of such Party enforceable in accordance with its terms; (iii) this Agreement, the Letter Agreement and such Party's performance hereunder and thereunder does not and will not violate any agreement existing between such Party and any third party; and (iv) any information provided by either Party to the other in this Agreement and the Letter Agreement is true and correct.

     12.2 Warranties of ChipPAC. ChipPAC warrants to Intersil only that, for a
          ---------------------
period of twelve (12) months following shipment thereof, ChipPAC will remedy, in accordance with the provisions hereof, any defect in material or workmanship in, or failure to conform to the agreed upon specifications of, the Services or, at ChipPAC's option, provide a credit therefor. Intersil shall not issue any warranties or guarantees with respect to the Products to any person or party which in any way obligates or purports to obligate ChipPAC to any person or party.

          In the event that Intersil is able to submit proof of the existence of defects in material or workmanship in, or nonconformance to the agreed upon specifications of, any Services, Intersil shall as a condition to ChipPAC's obligations hereunder, promptly, but in no event more than thirty (30) days after discovery thereof, submit to ChipPAC for ChipPAC's inspection, the affected Products along with such proof, at ChipPAC's expense, F.O.B. point of shipment. In the event that ChipPAC shall confirm that defects in, or nonconformance to the agreed upon specifications of, any of the Services covered by the foregoing warranty have occurred within the applicable warranty period, ChipPAC shall provide replacement Services equal to the purchase price of the defective or nonconforming Services or, at ChipPAC's option, provide a credit therefor. Notwithstanding anything to the contrary in this Section 12.2, ChipPAC
                                                           ------------
shall have no obligation for any defects in, or nonconformances of, Products that have been caused: (a) by Intersil's shipment or storage thereof; (b) by articles, services and/or information not supplied by ChipPAC; (c) by articles, services and/or

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Intersil/ChipPAC Confidential

information supplied at Intersil's request outside the scope of this Agreement; or (d) by accident, misuse, neglect, abuse, mishandling, misapplication, modification, alteration, acts of God or improper installation by any party other than ChipPAC.

     12.3  Disclaimer. THE WARRANTIES SET FORTH IN SECTIONS 12.1 AND 12.2 ARE
           ----------                              -------------     ----
EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY DISCLAIMED BY CHIPPAC. The employees and agents of ChipPAC are not authorized to make modifications to such warranties, or additional warranties binding on ChipPAC; accordingly, additional statements, whether oral or written, do not constitute warranties and should not be relied upon by Intersil.

     12.4  Limitation of Liability. ChipPAC's liability under the warranty set
           -----------------------
forth in Section 12.2 shall be limited solely to the cost of any replacements of
         ------------
the defective Services (excluding, for avoidance of doubt, the cost of the Die and Wafer with respect to any affected Products), and ChipPAC assumes no risk of, and shall not in any case be liable for, any other damages, including, without limitation, any special, incidental, consequential or punitive damages, arising from breach of warranty or contract, negligence or any other legal theory, including, without limitation, loss of goodwill, profits or revenue, loss of use of the Products or any associated equipment, cost of capital, cost of any substitute equipment, facilities or services, downtime costs, or claims of any party against Intersil for such damages.

     12.5  Time Limitation.  No suit shall be brought on an alleged breach of
           ---------------
the warranty set forth in Section 12.2 more than one (1) year following
                          ------------
expiration of the applicable warranty period.

     12.6  Risk Allocation.  The warranty set forth in Section 12.2 allocates
           ---------------                             ------------
the risks of Product failure between the Parties hereto, as authorized by the Uniform Commercial Code and other applicable law. ChipPAC's pricing of the Services reflects this allocation of risk and the limitations of liability contained in this Agreement.

     12.7  Indemnification by Intersil. Intersil shall indemnify and hold
           ---------------------------
harmless ChipPAC and its officers, directors and Affiliates against any damages incurred as a result of Intersil's marketing, use or sale of the Products, including without limitation any claims for infringement or misappropriation of intellectual property rights due to any such marketing, use or sale, except to the extent resulting from ChipPAC's packaging and test methods.

     12.8  Indemnification by ChipPAC. ChipPAC shall indemnify and hold
           --------------------------
harmless Intersil and its officers, directors and Affiliates against any damages incurred as a result of any claims for infringement or misappropriation of intellectual property rights due to ChipPAC's packaging and test methods.

                           13.  TERM AND TERMINATION

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Intersil/ChipPAC Confidential

     13.1  Term. This Agreement and the Letter Agreement shall commence on the
           ----
Effective Date and shall continue for an initial term ending June 30, 2005 (the "Initial Term"). This Agreement and the Letter Agreement shall automatically renew for additional one (1) year terms on the terms and conditions then in effect immediately prior to the commencement of any such renewal term (each a "Renewal Term") unless either party provides written notice to the other party of its intention not to renew the Agreement and the Letter Agreement at least 180 days prior to the end of the Initial Term or any subsequent Renewal Term.

     13.2  Termination. Either Party shall have the right to terminate this
           -----------
Agreement and the Letter Agreement under the following conditions: (a) mutual agreement between the Parties; and (b) subject to Sections 13.3 through 13.6,
                                                  -------------         ----
upon material breach of this Agreement or the Letter Agreement by the other Party. Either Party shall have the right to terminate this Agreement and the Letter Agreement upon written notice to the other Party in the event the notified Party ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy (which has not been dismissed within 60 days of filing), has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt.

     13.3  Resolution of Disputes. It is the intent of the Parties that any
           ----------------------
breach of this Agreement or the Letter Agreement be resolved in an amicable manner, to the fullest extent possible, and that any such resolution be reasonable in light of the rights and obligations of the Parties. If any breach should arise which cannot be resolved by the personnel of each Party directly involved, the following procedures of Sections 13.4 through 13.6 shall apply in
                                      -------------         ----
each of the circumstances described below.

     13.4  Cure. Subject at all times to the Corrective Action Program
           ----
described in Section 7.3 (which the Parties acknowledge and agree shall be the preferred option for resolving and rectifying time sensitive and other critical path items), if either Party shall at any time materially breach this Agreement or the Letter Agreement, without material causative fault on the part of the other Party, by failing to perform or otherwise abide by any material provision of this Agreement or the Letter Agreement, the non-breaching Party may advise of its intention to terminate this Agreement and the Letter Agreement by providing written notice to the breaching Party specifying the breach. The Agreement and the Letter Agreement will not be terminated if (i) the material breach specified in the notice is remedied within the sixty (60) day period following receipt of the notice by the breaching Party or (ii) if the breach reasonably requires more than sixty (60) days to cure, the breaching Party has, within thirty (30) days from receipt of the notice of breach, begun substantial corrective action to cure the breach and submitted a written remediation plan to the non-breaching Party providing a detailed explanation of the steps to be taken to cure the breach as quickly as practicable, the breaching Party diligently pursues such corrective action, and such breach is actually cured within ninety (90) days following receipt of the notice of breach. If any breach is not cured within the time permitted (and not resolved pursuant to the Conciliation Process), the non-breaching Party shall have the right to terminate this Agreement and the Letter Agreement at any time thereafter by giving written notice of termination to the other Party, and upon the giving of such notice, this Agreement and the Letter Agreement shall terminate immediately or, if Intersil is the

Intersil/ChipPAC Confidential

non-breaching Party, Intersil shall have the right to purchase packaging and test services from a third party with respect to any Packaging or Test Services that are the subject of the breach notice until such time as ChipPAC is able to cure its breach with respect to such Services. In the event of any breach, the non-breaching Party shall have the right to suspend further implementation or effectuation of that portion of its obligations under this Agreement and the Letter Agreement related to any such breach, and shall not be obligated to resume such activities until such breach has been cured. This Section 13.4
                                                              ------------
shall run concurrently with the Conciliation Process set forth in Section 13.5
                                                                  ------------
below.

     13.5  Conciliation Process. At any time during the Term, upon the
           --------------------
occurrence of one or more breaches under this Agreement or the Letter Agreement, the non-breaching Party shall promptly deliver written notification to the alleged breaching Party setting out in reasonable detail and in clear and concise language the good faith basis for and the specifics of such breach. If the breaching Party has not cured such breach within sixty (60) days after delivery of such written notification, a Coordinating Committee consisting of Project Coordinators of each Party shall be established and shall convene a meeting within ten (10) days thereafter for the purpose of, among other things:
(i) assessing the good faith basis for the claimed breach, (ii) defining, assessing and prioritizing the alternatives reasonably available to cure such breach or to correct the circumstances or situations that gave rise to such breach so as to make its reoccurrence unlikely and (iii) adopting by unanimous vote, one or more curative or corrective courses of action (the "Proposed Resolution").

           Either the breaching Party or the non-breaching Party shall be entitled to make reasonable requests for information ("Information Requests") pertaining to the breach (provided such requests are not unduly burdensome and can be accomplished within three (3) days) and present its views to the Coordinating Committee with respect to the breach through its appropriate officer ("Presentation"). If within five (5) days of its first meeting, the Coordinating Committee shall be unable to resolve the breach by unanimous vote, then the matter shall immediately be referred to an advisory committee consisting of the President of each of the Parties and two additional personnel of their choice, one each from ChipPAC and Intersil (the "Advisory Committee") for further attempts at resolution. Within ten (10) days of such referral, the Advisory Committee shall convene a meeting for the purpose of attempting to resolve the breach. The procedures described above concerning Information Requests and Presentation shall also apply to the Advisory Committee. The process described in this Section 13.5 is referred to as the "Conciliation
                          ------------
Process."

     13.6  Remedies. Subject to Sections 13.3 through 13.6, upon the failure to
           --------
cure a material breach of this Agreement or the Letter Agreement by either Party, the non-breaching Party shall have the right to pursue all available remedies at law or in equity that it may elect, including but not limited to specific performance or injunctive relief, in order to obtain the benefits it has been provided pursuant to this Agreement and the Letter Agreement or to obtain adequate recourse or compensation in the event the same are not so provided.

     13.7  Return of Documents and Materials. Upon expiration or termination of
           ---------------------------------
this Agreement and the Letter Agreement, each Party shall, at its own expense, return to the other Party

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all documents or materials comprising or containing the other Party's
Confidential Information and thereafter shall not use any of such Confidential Information.

     13.8   Return of Intersil Consigned Equipment and Property. Upon expiration
            ---------------------------------------------------
or termination of this Agreement and the Letter Agreement, ChipPAC shall deliver the Intersil Consigned Equipment and all other Intersil property and inventory, at Intersil's expense, to a destination specified by Intersil, complete and in good condition, reasonable wear excepted. Notwithstanding the foregoing, upon termination or expiration of this Agreement and the Letter Agreement, Intersil is hereby authorized to enter upon any premises where the Intersil Consigned Equipment may be found and take possession of and remove such Intersil Consigned Equipment.

     13.9   Continued Effectiveness. Termination of this Agreement and the
            -----------------------
Letter Agreement shall be without prejudice to any rights or liabilities of any Party accrued at the date of termination and shall not affect the continued effectiveness of Sections 5.7, 5.9, 8.3, 8.4, 8.5, 10.1, 10.2, 11, 12.2, 12.3,
                 ------------  ---  ---  ---  ---  ----  ----  --  ----  ----
12.4, 12.5, 12.6, 12.7, 13.3, 13.4, 13.5, 13.6, 13.7, 13.8, 13.10, 13.11 and
----  ----  ----  ----  ----  ----  ----  ----  ----  ----  -----  -----
14.2 hereof.
----

     13.10  Amounts Owed at Termination. Upon termination of this Agreement and
            ---------------------------
the Letter Agreement, all sums owing shall be immediately due and payable.

     13.11  No Liability for Loss of Anticipated Business Upon Expiration.
            -------------------------------------------------------------
Neither Party shall be liable to the other Party by reason of the expiration of this Agreement and the Letter Agreement (as opposed to the termination of this Agreement and the Letter Agreement) in accordance with its terms because of loss of anticipated business or because of investments related to the business or goodwill of the Parties. Termination in accordance with this Agreement and the Letter Agreement shall be without prejudice to any of the rights or liabilities of any Party accrued at the date of termination.

                              14.  MISCELLANEOUS

     14.1   Merger, Modification, Waiver. This Agreement and the Letter
            ----------------------------
Agreement contain the entire understanding between Intersil and ChipPAC with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, dealings and negotiations. No modification, alteration or amendment of this Agreement or the Letter Agreement shall be effective unless made in writing, dated and signed by duly authorized representatives of both Parties. No waiver of any breach of this Agreement or the Letter Agreement shall be held to be a waiver of any other or subsequent breach.

     14.2   Jurisdiction and Choice of Law. Any claim arising under or relating
            ------------------------------
to this Agreement or the Letter Agreement shall be governed by the internal substantive laws of the State of New York or federal courts located in New York, without regard to principles of conflict of laws. Each Party hereby submits to the co-exclusive jurisdiction of the United States District Court located in the City of New York, Borough of Manhattan and any state court located therein for all disputes and litigation under or relating to this Agreement or the Letter Agreement and waives any objection

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based on venue or forum non conveniens with respect to any action instituted therein. Each Party hereby waives the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested), with a copy also being sent by facsimile (with receipt confirmed), in each case directed to such Party at its address set forth in, and with copies sent as required by, Section 14.6 of this Agreement, and service so made shall be deemed to be completed on the date of actual receipt. Each Party hereby consents to service of process as aforesaid. Nothing in this Section 14.2 will prohibit personal service in lieu of the service by mail contemplated herein.

     14.3  Relationship of the Parties.  Neither this Agreement nor the Letter
           ---------------------------
Agreement is intended to be, nor shall they be construed as an association, partnership, franchise or other form of business relationship. Neither Party shall have nor hold itself out as having any right or power or authority to assume, create, or incur any expense, liability or obligation, expressed or implied, on behalf of the other Party, except as expressly provided in this Agreement or the Letter Agreement. Except as expressly agreed, each Party shall bear its own costs and expenses incurred under or in conjunction with its performance of its obligations contained in this Agreement and the Letter Agreement.

     14.4  Force Majeure.  Any failure or omission by a Party in the performance
           -------------
of any obligation under this Agreement or the Letter Agreement shall not create any liability under this Agreement or the Letter Agreement, if the same arises from any cause or causes beyond the control of such Party, including, but not limited to, the following, which, for purposes of this Agreement and the Letter Agreement shall be regarded as beyond the control of each of the Parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout; provided that such Party shall resume the performance whenever such causes are removed.

     14.5  Assignment.  Except as set forth below, neither this Agreement, the
           ----------
Letter Agreement nor any Party's rights or obligations set forth in this Agreement or the Letter Agreement may be assigned, delegated or otherwise transferred to any third party without the prior written consent of the other Party. Notwithstanding the foregoing, (i) either Party may assign any of its rights or obligations under this Agreement (and such Party's corresponding rights and obligations under the Letter Agreement) to any of its Affiliates or for collateral security purposes to a lender providing financing to such Party or its Affiliates and (ii) each Party must assign that portion of its rights and obligations under this Agreement (and such Party's corresponding rights and obligations under the Letter Agreement) to any third party that acquires all or any portion of its assets, capital stock or business to which this Agreement and the Letter Agreement relates, it being agreed that no assignment shall relieve either of the Parties from any of its obligations under this Agreement or the Letter Agreement.

     14.6  Notices.  All notices, demands, consents or other communications
           -------
required or permitted under this Agreement or the Letter Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by reputable overnight courier or transmitted by

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facsimile or telecopy, to the addresses indicated below (unless another address is specified in writing):

                    If to Intersil, to:
                    ------------------

                    Intersil Corporation
                    7585 Irvine Center Drive, Suite 100
                    Irvine, California 92618
                    Attention: Gregory L. Williams
                    Facsimile No.: (949) 341-7053

                    with a copy to:
                    --------------

                    Intersil Corporation
                    7585 Irvine Center Drive, Suite 100
                    Irvine, California 92618
                    Attention: Steven M. Moran, Esq.
                    Facsimile No.: (949) 341-7053

                    If to ChipPAC, to:
                    -----------------

                    ChipPAC Limited
                    Craigmuir Chambers
                    Road Town, Tortola
                    British Virgin Islands
                    Attention: Richard Parsons -- Resident Director Facsimile No.: (284) 494-7906

                    with a copy to:
                    --------------

                    ChipPAC, Inc.
                    3151 Coronado Drive
                    Santa Clara, California 95404
                    Attention: Robert Krakauer
                    Facsimile No.: (408) 486-5914

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                    and to:
                    ------

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois 60601
                    Attention: Jeffrey C. Hammes, P.C.
                               Gary M. Holihan
                    Facsimile No.:  (312) 861-2200

     14.7  Severability.  The provisions of this Agreement and the Letter
           ------------
Agreement are severable and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected or impaired thereby and shall nonetheless be binding between the Parties hereto.

     14.8  Titles and Headings.  Titles and headings to Sections herein are
           -------------------
inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

     14.9  Non-Solicitation.  During the Term of this Agreement and for one year
           -----------------
thereafter each Party agrees not to solicit or hire any employee of the other Party who came to the attention of the non-employer Party through the performance of this Agreement or the sale of the Facility by Intersil to ChipPAC without the employing Party's written consent (including, in the case of Intersil, soliciting or hiring any such employee of the Company without ChipPAC's consent). Nothing in this Agreement shall impair Intersil's right to hire any of the employees listed on the Transferred Employees Schedule to the
                                        ------------------------------
Stock Purchase Agreement or, with the prior written consent of ChipPAC (which may be withheld in its absolute discretion), any other employee of the Company to establish a team for Intersil to manage its subcontracted product functions.

     14.10 Counterparts.  Each of this Agreement and the Letter Agreement may
           ------------
be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument (any one or more of which may be executed and delivered by facsimile transmission).

                           *     *     *     *     *

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          IN WITNESS WHEREOF, the Parties have caused this Supply Agreement to be executed by duly authorized officers or representatives to be effective as of the Effective Date.



Intersil Corporation                         ChipPAC Limited

By: /s/ Tim Muth                             By: /s/ Sharon St. Clair-Douglas
   _______________________________              _______________________________
     Name: Tim Muth                               Name: Sharon St. Clair-Douglas
     Title: Vice President                        Title: Power of Attorney